EXHIBIT 2


                              THE RIGHT START, INC.




                                 ---------------




                          SECURITIES PURCHASE AGREEMENT




                             Dated as of May 6, 1997




                                 ---------------




                 11.5% Senior Subordinated Notes due May 6, 2000

                        Warrants to Purchase Common Stock












                                TABLE OF CONTENTS

                                                                                                               Page
Section 1.  ISSUANCE OF SECURITIES................................................................................1

         Section 1.1.   Authorization.............................................................................1
         Section 1.2.   Purchase and Sale of Securities; the Closing..............................................1
         Section 1.3.   Representations of the Purchaser..........................................................2

Section 2.  REPRESENTATIONS OF THE COMPANY........................................................................2

         Section 2.1.   Organization and Authority of the Company.................................................2
         Section 2.2.   Business, Properties and Other Information Regarding the Company..........................2
         Section 2.3.   Capital Stock.............................................................................3
         Section 2.4.   Litigation; Observance of Statutes, Regulations and Orders................................3
         Section 2.5.   Title to Property.........................................................................3
         Section 2.6.   Taxes.....................................................................................4
         Section 2.7.   Compliance with Laws and Other Instruments of the Company.................................4
         Section 2.8.   Governmental Authorizations...............................................................4
         Section 2.9.   Licenses and Permits......................................................................4
         Section 2.10.  Compliance with ERISA.....................................................................4
         Section 2.11.  Investment Company Act....................................................................5
         Section 2.12.  Environmental Compliance..................................................................5
         Section 2.13.  Maintenance of Insurance..................................................................5
         Section 2.14.  Labor Relations...........................................................................5
         Section 2.15.  Assumptions or Guaranties of Indebtedness of Other Persons................................6
         Section 2.16.  Disclosure................................................................................6

Section 3.  CONDITIONS OF CLOSING.................................................................................6

         Section 3.1.   Proceedings Satisfactory..................................................................6
         Section 3.2.   Representations True; Officer's Certificate...............................................6
         Section 3.3.   Purchase Permitted by Applicable Laws.....................................................6
         Section 3.4.   Securities................................................................................6
         Section 3.5.   Registration Rights Agreement.............................................................6

Section 4.  PREPAYMENT OF THE NOTES...............................................................................7

         Section 4.1.   Optional Prepayment of the Notes..........................................................7
         Section 4.2.   Mandatory Prepayment......................................................................7
         Section 4.3.   Allocation of Prepayments.................................................................7
         Section 4.4.   Surrender of Notes; Notation Thereon......................................................7
         Section 4.5.   Purchase of Notes.........................................................................7

Section 5.  COVENANTS.............................................................................................7

         Section 5.1.   Payment of Notes..........................................................................7
         Section 5.2.   Observance of Statutes, Regulations and Orders............................................7
         Section 5.3.   Corporate Existence.......................................................................7
         Section 5.4.   Taxes.....................................................................................7








         Section 5.5.   Maintenance of Properties.................................................................8
         Section 5.6.   Books and Records.........................................................................8
         Section 5.7.   Maintenance of Insurance..................................................................8
         Section 5.8.   Change of Control.........................................................................8
         Section 5.9.   Limitations on Transactions with Affiliates...............................................8
         Section 5.10.  Investment Company Act....................................................................8
         Section 5.11.  Compliance with ERISA.....................................................................8
         Section 5.12.  Access to Information.....................................................................8

Section 6.  SEC REPORTS...........................................................................................8

Section 7.  DEFINITIONS...........................................................................................9

         Section 7.1.   Definitions...............................................................................9
         Section 7.2.   Accounting Terms.........................................................................12

Section 8.  EVENTS OF DEFAULT; REMEDIES..........................................................................12

         Section 8.1.   Events of Default Defined; Acceleration of Maturity......................................12
         Section 8.2.   Annulment of Defaults....................................................................13
         Section 8.3.   Suits for Enforcement....................................................................13
         Section 8.4.   Remedies Cumulative......................................................................14
         Section 8.5.   Remedies Not Waived......................................................................14

Section 9.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.............................................14

Section 10.  HOME OFFICE PAYMENT.................................................................................14

Section 11.  TAXES...............................................................................................15

Section 12.  MISCELLANEOUS.......................................................................................15

         Section 12.1.  Indemnification..........................................................................15
         Section 12.2.  Expenses.................................................................................15
         Section 12.3.  Amendments, Waiver and Consents..........................................................15
         Section 12.4.  Reliance on and Survival of Representations..............................................15
         Section 12.5.  Successors and Assigns...................................................................15
         Section 12.6.  Notices..................................................................................15
         Section 12.7.  Counterparts.............................................................................16
         Section 12.8.  Governing Law............................................................................16
         Section 12.9.  Waiver of Jury Trial.....................................................................16

Schedules

         SCHEDULE I         -  Purchasers
         SCHEDULE 2.13      -  Insurance

Exhibits

         EXHIBIT A          -  Form of Note
         EXHIBIT B          -  Form of Warrant
         EXHIBIT C          -  Form of Registration Rights Agreement












                              THE RIGHT START, INC.


                          SECURITIES PURCHASE AGREEMENT

                                                         Dated as of May 6, 1997

To each of the Purchasers
Listed on Schedule I hereto


Ladies and Gentlemen:

                  The  Right  Start,   Inc.,  a  California   corporation   (the
"Company"), hereby agrees with the Purchasers as follows:

                  Section 1.  ISSUANCE OF SECURITIES.

                  Section 1.1.  Authorization.

                  The Company has duly authorized (a) an issue of its 11.5% Senior Subordinated Notes due May 6, 2000 (the "Notes") in the aggregate principal amount of $3,000,000 and (b) an issue of warrants (the "Warrants") to purchase an aggregate of 475,000 Stock Units, initially covering 475,000 shares of the Company's common stock and exercisable at $3.00 per Stock Unit (as defined in the Warrants). Each Note shall be in the form of Exhibit A and shall mature, bear interest and be payable and shall be otherwise as provided herein and therein. Each Warrant shall be in the form of Exhibit B and shall be exercisable, transferable and subject to adjustment and shall be otherwise as provided herein and therein.

                  As used herein, the term "Notes" and "Warrants" shall include all notes or warrants, as the case may be, originally issued pursuant to this Securities Purchase Agreement (the "Agreement") and all notes or warrants delivered in substitution or exchange for any of such notes or warrants and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes and the terms "Warrant" shall mean one of the Warrants. The Notes and Warrants issued to the Purchasers pursuant to this Agreement, and the certificates and other instruments from time to time evidencing the same, are herein sometimes collectively called the "Securities."

                  Section 1.2. Purchase and Sale of Securities; the Closing. The Company shall sell to the Purchasers and, subject to the terms and conditions hereof, the Purchasers shall purchase from the Company (a) Notes in an aggregate principal amount of $3,000,000 and (b) Warrants to purchase an aggregate of 475,000 Stock Units, at a combined purchase price equal to 100% of the aggregate principal amount of the Notes. The Purchasers and the Company agree and acknowledge that the value of the Warrants is equal to $0.74 per Stock Unit covered thereby on the Closing Date. The Purchasers and the Company agree and acknowledge that for purposes of determining whether there is any original issue discount on the Notes, the proper rate of discount for determining the Notes' value is 11.5% and the Purchasers and each subsequent Holder and the Company agree to report payments of interest on the Notes consistent with this determination of value.

                  The closing (the "Closing") of such purchase of the Securities shall be held at 7:00 a.m., Los Angeles time, on May 6, 1997 (the "Closing Date"), at the office of Milbank, Tweed, Hadley & McCloy, Los Angeles, or at such other time or place as the parties hereto may mutually agree; provided, however, that if the Closing Date shall not have occurred within ten (10) Business Days after the date hereof, the Purchasers' obligation to purchase and pay for the Notes hereunder shall be terminated and the Purchasers shall have no liability or further obligations hereunder.

                  On the Closing Date, the Company shall deliver to each Purchaser one or more certificates representing the Notes and Warrants, registered in such Purchaser's name or in the name of such Purchaser's nominee in any denominations, all as such Purchaser may specify by notice delivered to the Company at least two days prior to the Closing Date (or, in the absence of such notice, one certificate representing the Notes and one certificate representing the Warrants, registered in such Purchaser's name), duly executed and dated the Closing Date, against each Purchaser's delivery to the Company of immediately available funds in the amount of the purchase price.








                  Section 1.3. Representations of the Purchaser. Each Purchaser represents and warrants to the Company that:

                  (a) Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Securities.

                  (b) Purchaser has sufficient knowledge and experience so as to be able to evaluate the risks of merits of investment in the Company, and it is able financially to bear the risks thereof.

                  (c) On the Closing Date, Purchaser is acquiring the Securities for such Purchaser's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.

                  Section 2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to each of the Purchasers as of the date hereof and as of the Closing Date that:

                  Section 2.1.  Organization and Authority of the Company.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to transact the business it transacts and proposes to transact. The Company has all requisite power and authority to execute and deliver this Agreement, the Securities, and any other documents or agreements contemplated hereby and thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except such jurisdictions, if any, in which the failure to be so qualified or in good standing will not have a Material Adverse Effect on the Company.

                  (b) The execution, delivery and performance of this Agreement, the Securities, and any other documents or agreements to which the Company is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors. Each of this Agreement, the Securities, and any other document or agreement to which the Company is a party contemplated hereby or thereby has been (or on the Closing Date will have been) duly authorized, executed and delivered by, and each is (or, when duly executed and delivered on the Closing Date, will be) the valid and binding obligation of, the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                  Section  2.2.  Business,   Properties  and  Other  Information
                                 Regarding the Company.

                  (a) The Company has delivered to each of the Purchasers copies of the audited report of the Company's independent accountants for the transition period ended February 1, 1997 containing balance sheets of the Company as of the last day of the eight month period ended February 1, 1997 and the fiscal year ended June 1, 1996, and the related statements of operations, stockholders' equity and cash flows of the Company for the eight month period ended February 1, 1997 and the fiscal year ended June 1, 1996 (such financial statements being referred to collectively herein as the "Financial Statements"). The Financial Statements fairly present the financial position of the Company as of the respective dates of such balance sheets and the results of the Company's operations for the respective periods covered by such statements of operations, stockholders' equity and cash flows. The Financial Statements are true, accurate and complete in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods involved. There are no material liabilities, contingent or otherwise, of the Company as of the date hereof and as of the Closing Date required to be reflected in a balance sheet prepared in accordance with GAAP which are not reflected in such balance sheets. Since February 1, 1997, the Company has continued to experience operating losses. However, there have been no changes in the assets, liabilities or financial position of the Company from that set forth in such balance sheet as of such date, other than such continued operating losses and changes in the ordinary course of business.








                  (b) As of their respective dates, neither the Financial Statements nor any certificate executed by the Company in connection with the transactions contemplated hereby and thereby, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since February 1, 1997, there has been no change in the business, prospects, properties, condition (financial or otherwise) or operations which has had a Material Adverse Effect on the Company. To the best of the Company's knowledge, no fact has had a Material Adverse Affect or, so far as the Company can reasonably foresee, will have a Material Adverse Effect on the Company, or materially adversely affect the ability of the Company to perform its respective obligations under this Agreement, the Securities, or any other documents or agreements contemplated hereby and thereby.

                  Section 2.3.  Capital Stock.

                  (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value per share (the "Common Stock"). On the date hereof and on the Closing Date, 8,593,639 shares of Common Stock are and will be issued and outstanding, all of which shares have been duly and validly issued and are fully paid and nonassessable. On the date hereof and on the Closing Date, no shares of Preferred Stock have or will have been issued.

                  (b) The Company does not have outstanding any capital stock or other securities convertible into or exchangeable for any of its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock, other than (i) stock options issued under the Company's stock option plans, (ii) the Convertible Debenture dated October 11, 1996 issued to Strategic Associates, L.P., and (ii) the Convertible Debenture dated October 11, 1996 issued to Cahill, Warnock Strategic Partners, L.P.

                  (c) The Company does not have any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or obligation evidencing the right of the holder thereof to purchase any of its capital stock, other than the Company's obligation to repurchase stock owned by an employee under The Right Start, Inc. Employee Stock Purchase Plan after such employee elects to withdraw from such plan. There is not in effect any agreement by the Company (other than the Warrants) pursuant to which any holders of securities of the Company have a right to cause the Company to register such securities under the Securities Act, other than (i) the shelf registration on file with the Commission for Kayne Anderson to register shares of common stock owned by Kayne Anderson, (ii) the Registration Rights Agreement dated October 11, 1996 between the Company and Strategic Associates, L.P., and (iii) the Registration Rights Agreement dated October 11, 1996 issued to Cahill, Warnock Strategic Partners, L.P.

                  Section 2.4. Litigation;  Observance of Statutes,  Regulations
                               and Orders.

                  (a) There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Body except actions, suits or proceedings arising in the ordinary course of business which individually or in the aggregate, if adversely determined, would not have a Material Adverse Effect on the Company or materially adversely affect its ability to perform its obligations under this Agreement, the Securities, and any other document or agreement contemplated hereby or thereby.

                  (b) The Company is not in default under any order of any court, arbitrator or Governmental Body, or is subject to or a party to any Order of any court or Governmental Body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. The Company is not in violation of any statute or other rule or regulation of any Governmental Body the violation of which would have a Material Adverse Effect on the Company or materially adversely affect its ability to perform its obligations under this Agreement, the Securities, and any other document or agreement contemplated hereby or thereby.

                  Section 2.5.  Title to Property.

                  (a) The Company has good and marketable title to its real properties and good and merchantable title to each of its other properties as are reflected on the Financial Statements, except for personal property sold or otherwise disposed of in the ordinary course of business. All properties of the Company are free and clear of all Liens, other than Permitted Liens.

                  (b) The Company enjoys full and undisturbed possession under all leases necessary in any material respect for the operation of its business (the "Leases"). None of the Company's Leases contain any unusual or burdensome provisions which, individually or in the aggregate, are likely to materially impair the operation of the business of the Company. The Company's Leases are valid and subsisting and are in full force and effect, and there are no existing material defaults by the Company or events that with notice or lapse of time or both would constitute material defaults by the Company under any of the Leases.

                  Section 2.6. Taxes. The Company has filed all tax returns which are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by the Company to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate. The Company knows of no proposed material tax assessment against the Company and in the opinion of the Company all tax liabilities are adequately provided for on the books of the Company.

                  Section 2.7. Compliance with Laws and Other Instruments of the Company. The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of this Agreement, the Securities, or any other document or agreement contemplated hereby or thereby will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any material indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Company, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Body applicable to the Company.

                  Section 2.8. Governmental Authorizations. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Body is required for the issuance of the Securities or the valid execution and delivery of the Securities or for the performance by the Company of this Agreement, the Securities, and any other documents or agreements contemplated hereby and thereby.

                  Section 2.9. Licenses and Permits. The Company possesses all licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names, or rights thereto, required to conduct its business substantially as now conducted and as currently proposed to be conducted, without known conflict with the rights of others.

                  Section 2.10.  Compliance with ERISA.

                           (a) Neither  the  Company nor any Related  Person (as
defined below) has breached the fiduciary rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or engaged in any transaction in connection with which the Company or any Related Person could be subjected to a suit for damages, a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), in any such case which would be materially adverse to the Company. For purposes of this Section 2.10, a "Related Person" shall mean any trade or business, whether or not incorporated, which, together with the Company, would be treated as a single employer under Section 414 of the Code.

                           (b) Neither any  employee  pension  benefit  plan (as
defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Related Person or with respect to which the Company or any Related Person is or has been obligated to contribute (a "Plan") nor any trust created under any Plan has been terminated within the meaning of Title IV of ERISA since September 2, 1974 under circumstances that could result in liability which could be materially adverse to the Company. Other than premiums due and owing in the normal course, no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred and remains unsatisfied or is expected by the Company to be incurred with respect to any Plan by the Company or any Related Person which is or would be materially adverse to the Company. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially adverse to the Company.

                           (c) Neither  the  Company nor any Related  Person has
within the past six years contributed, or had any obligation to contribute, to a single employer plan that has at least two contributing sponsors not under common control or has ceased operations at a facility under circumstances which could result in liability under Section 4068(f) of ERISA.

                           (d)  There  is  no  multiemployer  plan  (within  the
meaning of Section 4001(a)(3) of ERISA) to which the Company or any Related Person is or has ever been obligated to contribute under Title IV of ERISA.

                           (e) No accumulated  funding deficiency (as defined in
Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. Full payment has been made within the time required under Section 412 of the Code of all amounts that the Company or any of its Related Persons is required under the terms of each Plan and applicable law to have paid as contributions to such Plan as of the date hereof. Each Plan satisfies the minimum funding standard of Section 412 of the Code.

                           (f) The  present  value  of the  benefit  liabilities
(within the meaning of Title IV of ERISA) under all Plans determined as of May 31, 1996 and on the basis of PBGC assumptions required under Title IV of ERISA did not exceed the current value of the assets of all such Plans determined as of such date.

                           (g) Neither  the  Company nor any Related  Person has
engaged in any transaction that could result in the incurrence of any liabilities under Section 4069 or Section 4212 of ERISA.

                           (h) The  Company  is not a  party  in  interest  with
respect to any employee benefit plan, except for The Right Start, Inc. Employee Stock Ownership Plan and securities of the Company are not employer securities with respect to any employee benefit plan other than the above listed plan. For such purpose, the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA and the term "employer security" shall have the meaning assigned to such term in Section 407(d)(1) of ERISA. The execution and delivery of this Agreement, the Securities and any other agreements or instruments executed in connection herewith and therewith will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

                  Section 2.11. Investment Company Act. The Company is not an investment company or a person directly or indirectly controlled by or acting on behalf of an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  Section 2.12. Environmental Compliance. The Company has obtained and is in compliance with all permits, licenses, and other authorizations that are required under all Environmental Laws (as hereinafter defined), including laws relating to emissions, discharges, releases or threatened releases of contaminants into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of contaminants, except to the extent that failure to have any such permit, license or other authorization does not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company.

                  Section 2.13. Maintenance of Insurance. The Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties and business. The Company's present insurance coverage is as set forth in Schedule 2.13 hereto.

                  Section 2.14. Labor Relations. To the best knowledge of the Company, no material unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five years against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Body. During that period, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation, those relating to immigration, wages, hours and collective bargaining.






                  Section 2.15. Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) on any Indebtedness of any other Person.

                  Section 2.16. Disclosure. The Company has provided to Purchaser copies of its Annual Report on Form 10-K for the transition period ended February 1, 1997, which includes the Financial Statements (the "Form 10-K Documents"). Such documents are true, accurate and complete in all material respects. Neither this Agreement, the Financial Statements, the Form 10-K Documents nor any other agreement, document, certificate or written statement furnished to Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in the Form 10-K Documents or in writing by them to Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now reasonably foresee, materially adversely affect, the business, properties, assets, operations, prospects or condition, financial or otherwise, of the Company.

                  Section 3, CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Securities to be purchased by such Purchaser on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth.

                  Section 3.1. Proceedings Satisfactory. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Securities and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, and they shall have received copies of such documents, papers, and certificates of officers of the Company, all in form and substance reasonably satisfactory to the Purchasers and their special counsel, as they may reasonably request in connection therewith.

                  Section 3.2. Representations True; Officer's Certificate. All representations and warranties of the Company contained in Section 2 shall be true, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; the Company shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date; no Default or Event of Default shall have occurred and be continuing; the Company shall not have consolidated with, merged into, or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to any person; all conditions specified in Section 3 shall have been satisfied; and the Purchasers shall have received a certificate signed by the Chairman of the Board of Directors, the President or the principal financial officer of the Company, dated the Closing Date, certifying to the effect specified in this Section.

                  Section 3.3. Purchase Permitted by Applicable Laws. The sale by the Company and the payment for the Securities to be purchased by the Purchasers (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion, (ii) shall not subject any Purchaser to any penalty under or pursuant to any applicable law or governmental regulation, and (iii) shall be permitted by the laws and regulations of the jurisdictions to which any Purchaser is subject.

                  Section 3.4. Securities. The Securities shall have been duly executed and delivered by the parties thereto in the respective forms attached as Exhibits hereto, with only such changes or additions as the Purchasers or their special counsel shall, in their sole judgment, require and all governmental charges payable in connection therewith shall have been paid (or payment shall have been provided for) in full, and shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived without each Purchaser's prior written consent.

                  Section 3.5. Registration Rights Agreement. The Company and the Purchasers shall have entered into the Registration Rights Agreement substantially in the form set forth as Exhibit 3.5 hereto.








                  Section 4.  PREPAYMENT OF THE NOTES.

                  Section 4.1. Optional Prepayment of the Notes. The Notes shall be subject to prepayment at the option of the Company only as set forth in this
Section 4.1. Upon notice given as provided below, the Company, at its option, may prepay the Notes in whole or in part at any time at par plus accrued interest thereon to the date of such prepayment, without premium. The Company shall give written notice of prepayment of the Notes pursuant to this Section
4.1 to each holder of any outstanding Notes not less than ten (10) Business Days prior to the date fixed for such prepayment in such notice, which notice shall specify the amount so to be prepaid and the date fixed for such prepayment. Upon the giving of notice of any prepayment as provided in this Section, the Company shall prepay on the date therein fixed for prepayment the principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment.

                  Section 4.2. Mandatory Prepayment. The Notes shall be subject to mandatory prepayment by the Company only as set forth in Section 5.8 below.

                  Section 4.3. Allocation of Prepayments. In the event of any prepayment pursuant to this Section 4 of less than all of the outstanding Notes, the Company shall allocate the principal amount so to be prepaid pro rata among all outstanding Notes.

                  Section 4.4. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of any Note pursuant to Section
4.1 above, the Holder of such Note at its option may require the Company to make and deliver, at the expense of the Company (other than for transfer taxes, if any), upon surrender of such Note, a new Note payable to such person or persons as may be designated by such Holder in the principal amount then remaining unpaid of the surrendered Note, dated as of the date to which interest has been paid on the unpaid principal amount of the surrendered Note (or, if no such interest has been paid, dated as of the date of the surrendered Note), or may present such Note to the Company for notation thereon of the payment of the portion of the principal amount of such Note so prepaid.

                  Section 4.5. Purchase of Notes. The Company shall not, and shall not permit any Affiliate of the Company to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and of this Agreement. Any Notes so acquired shall not be deemed to be outstanding.

                  Section 5. COVENANTS. The Company covenants and agrees that on and after the date hereof, so long as any Note shall be outstanding, that it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                  Section  5.2.   Payment  of  Notes;   Issuance  of  Additional
Warrants. The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Agreement.

                  Section 5.3. Observance of Statutes, Regulations and Orders. The Company shall remain at all times in compliance with all statutes or other rules or regulations of any Governmental Body, including any Environmental Law, the violation of which might have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Securities.

                  Section 5.4. Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect, and shall cause each Subsidiary to preserve and keep in full force and effect, its corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine in good faith in accordance with the Company's charter that the preservation thereof is no longer desirable in the conduct of the business of the Company, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                  Section 5.4. Taxes. The Company shall pay, and shall cause each Subsidiary to pay, prior to delinquency, all material taxes, assessments and governmental levies that may be imposed upon the Company, except as contested in good faith and by appropriate proceedings.









                  Section 5.5. Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of the Company.

                  Section 5.6. Books and Records. The Company shall keep books and records which accurately reflect all of its material business affairs and transactions.

                  Section 5.7. Maintenance of Insurance. The Company shall maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

                  Section 5.8. Change of Control. If at any time there is a Change of Control of the Company then the Company shall, immediately following the occurrence of any such event, send a notice to each Holder offering to repurchase the Notes (or at each Holder's option, any portion thereof) at the par amount thereof, plus interest accrued and unpaid on the Notes to the date of such repurchase. If any Holder desires to accept such offer in whole or in part, such Holder must advise the Company of such acceptance within 30 days of the date of receiving such notice. The Company shall then repurchase the Notes or portion thereof so tendered for repurchase by such Holder by paying the purchase price to the Holder (or any person or persons designated by such Holder in such acceptance notice), in immediately available funds, within five days of the Company's receipt of such Holder's acceptance notice. If Holder tenders only a portion of such Holder's Note, the Holder shall deliver such Note to the Company and the Company then shall issue to the Holder a new subordinated note with the same interest rate, maturity date and other terms as Holder's Note, representing the portion of the Note not repurchased by the Company.

                  Section 5.9. Limitations on Transactions with Affiliates. The Company shall not make, and shall cause its Subsidiaries not to make, any payment to or investment in, or enter into any transaction with, any Affiliate, including without limitation the purchase, sale or exchange of property or the rendering of any service, except pursuant to the reasonable requirements of the Company's existing or proposed business; provided that such transaction is on terms comparable to those generally available on an arm's-length basis.

                  Section 5.10. Investment Company Act. The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                  Section 5.11. Compliance with ERISA. The Company shall comply, and cause each Subsidiary to comply, with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any Plan. The Company shall permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company.

                  Section 5.12. Access to Information. At the request of any Purchaser (a "Requesting Purchaser"), the Company shall provide such Requesting Purchaser with the monthly unaudited balance sheet of the Company as of the last day of the month then ended and the related unaudited statements of operations, stockholders' equity and cash flows of the Company for the month then ended. A Requesting Purchaser under this Section 5.12 hereby acknowledges that it is aware of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information about a company. In this regard, a Requesting Purchaser hereby agrees that while it is in possession of material nonpublic information with respect to the Company and its subsidiaries, such Requesting Purchaser will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws. Such Requesting Purchaser also agrees that, if requested by the Company, such Requesting Purchaser will cause any of its representatives, consultants or advisors who have been or may become apprised of any material nonpublic information about the Company to give a written undertaking to the same effect to the Company.

                  Section 6. SEC REPORTS. The Company shall file all reports and other information and documents which it is required to file with the Securities and Exchange Commission ("SEC") pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Company will cause any quarterly and annual reports, proxy statements and any other documents which it mails to its stockholders to be mailed each Holder.








                  If the Company is not subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of income and retained earnings, a statement of changes in financial position and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be mailed to each Holder of a Note as soon as available within forty-five (45) days after the close of each of the first three quarters of each fiscal year and within ninety (90) days after the close of each fiscal year.

                  Each Holder of a Note and prospective purchasers designated by such holder will have the right to obtain from the Company upon request by such holder or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A under the Securities Act.

                  Section 7.  DEFINITIONS.

                  Section 7.1. Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

                  "Affiliate" means a Person (i) that directly or indirectly controls, or is controlled by, or is under common control with, the Company,
(ii) that beneficially owns ten percent (10%) or more of the Voting Stock of the Company, or (iii) ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is owned by the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the holders of the Securities shall be deemed not to be Affiliates of the Company for purposes of this Agreement.

                  "Agreement" has the meaning ascribed thereto in Section 1.1.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks in the State of California are required or permitted to close.

                  "Capital Lease" means any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capital Lease Obligation" means the amount of the liability with respect to a Capital Lease which should be so capitalized or disclosed.

                  "Change of Control" means an event or series of events by which (1) Kayne Anderson ceases to beneficially own (as beneficial ownership is defined in Rule 13d-3 of the Exchange Act) and control, directly or indirectly, at least twenty-five percent (25%) of the issued and outstanding shares of each class of capital stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of the Company; (2) any person or group (as defined in Rule 13d-1 of the Exchange Act), other than a group which includes Kayne Anderson, who obtains beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) or control of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (3) during any two year period commencing on the Closing Date, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute a majority of the Board of Directors; (4) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; (5) the merger or consolidation of the Company with another company with the effect that immediately after such transaction any beneficial owner of the Company shall have become the beneficial owner of securities of the company surviving such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving company ordinarily having the right to vote in the election of directors; or (6) the adoption of a plan leading to the liquidation or dissolution of the Company.

                  "Closing" has the meaning ascribed thereto in Section 1.2.

                  "Closing  Date" has the  meaning  ascribed  thereto in Section
1.2.

                  "Code" has the meaning ascribed thereto in Section 2.11.

                  "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

                  "Common  Stock" has the  meaning  ascribed  thereto in Section
2.3.

                  "Company"   means  The  Right   Start,   Inc.,   a  California
corporation.

                  "Convertible Debenture" means the Cahill, Warnock Convertible Debentures issued by the Company on October 11, 1996.

                  "Default" means any default or other event which, with notice or the lapse of time or both, would constitute an Event of Default.

                  "Environmental Law" or "Environmental Laws" mean any law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "ERISA" has the meaning ascribed thereto in Section 2.11.

                  "ERISA Affiliate" means any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any corporation or trade or business that is under common control (within the meaning of Section 414(c) of the Code) with the Company.

                  "Events  of  Default"  has the  meaning  ascribed  thereto  in
Section 9.1.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

                  "Financial  Statements"  has the meaning  ascribed  thereto in
Section 2.2.

                  "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

                  "Governmental  Body" means any  federal,  state,  municipal or
other   governmental   department,   commission,   board,   bureau,   agency  or
instrumentality, foreign or domestic, or any financial or other rating agency.

                  "Guarantee" means any guarantee or other contingent liability, direct or indirect, with respect to any Indebtedness of another person, through an agreement or otherwise, including, without limitation, (i) any endorsement (otherwise than for collection or deposit in the ordinary course of business) or discount with recourse or undertaking substantially equivalent to or having similar economic effect of a guarantee with respect to any such Indebtedness, and (ii) any agreement (A) to purchase, or to advance or supply funds for the payment or purchase of, any such Indebtedness of another, (B) to purchase, sell or lease property, products, materials or supplies, or transportation or services, primarily for the purpose of enabling such other person to pay such Indebtedness or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials or supplies or transportation or services, or









(C) to make any loan, advance, capital contribution or other investment in such other person to assure a minimum equity, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such other person. The amount of any Guarantee shall be equal to the outstanding principal amount of the Indebtedness guaranteed, unless some lessor limitation is specifically stated in such guarantee.

                  "Holder" means each of the Purchasers and any other Person that becomes a registered holder of any of the Notes (or any note or notes issued by the Company in exchange therefor in accordance with this Agreement) as registered on the books of the Company.

                  "Indebtedness" means any obligation for borrowed money or for which interest is customarily paid, but in any event shall include without limitation (i) any obligation owed for all or any part of the purchase price of property, services or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased or services rendered in the ordinary course of business, (ii) any obligations secured by any Lien in respect of property even though the person owning the property has not assumed or become liable for the payment of such obligation, (iii) any Capital Lease Obligation, (iv) any Guarantee with respect to Indebtedness (of the kind otherwise described in this definition) of another person, and (v) obligations in respect of letters of credit, surety bonds and completion bonds.

                  "Kayne Anderson" means Kayne Anderson Investment Management, Inc., KAIM Non-Traditional, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited, ARBCO Associates, L.P., Offense Group Associates, L.P., and Opportunity Associates, L.P. and each of their affiliates.

                  "Leases" has the meaning ascribed thereto in Section 2.5.

                  "Lien" means, as to any person, any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of the person under any Indebtedness, conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the person, or the signing or filing of a financing statement which names the person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or operations of such Person.

                  "Notes" has the meaning ascribed thereto in Section 1.1.

                  "Order" means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Liens" means:

                           (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not yet past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

                           (b) statutory Liens of landlords, carriers, warehousemen, mechanics, or materialmen, and other Liens imposed by law and incurred in the ordinary course of business, that are for sums not yet delinquent for a period of more than thirty (30) days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor;

                           (c) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security laws;

                           (d) any  attachment or judgment  Lien;  provided that
         (i) the time for the appeal or petition for rehearing of such judgment lien shall not have expired; (ii) the Company in good faith shall be prosecuting an appeal or proceeding for review with respect to which execution has been stayed pending such appeal or which is vacated or discharged within thirty (30) days of the termination of such stay; or (iii) with respect to which payment in full above any applicable deductible is covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage), and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds, or other instruments serving a similar purpose in connection with the appeal of any such judgment or any proceeding to which the Company is a party;

                           (e) minor survey exceptions, easements and licenses, reservations of, or rights of others for, rights-of-way, highway and railroad crossings, sewers, electric lines, telegraph and telephone lines, and other similar purposes, or zoning or other restrictions or similar charges with respect to the use of real properties not incurred in connection with Indebtedness of the Company or materially detracting from the value of such properties; and

                           (f) any Lien on the Company's assets or properties to secure payment to a lender that is senior in right of payment to a Holder of the Notes.

                  "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

                  "Purchasers" means the Purchasers listed on Schedule I hereto and their successors and assigns.

                  "Securities" has the meaning ascribed thereto in Section 1.1.

                  "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

                  "Stock Unit" shall constitute one share of Common Stock, as such Common Stock was constituted on the Closing Date and thereafter shall constitute such number of shares (including any fractional shares) of Common
Stock as shall result from the adjustments specified in Section 4 of the Warrants.

                  "Subsidiary" means any corporation or other entity of which the Company and/or one or more of its Subsidiaries own more than 50% of the outstanding stock or other interest having by its terms ordinary voting power to elect a majority of the board of directors of such corporation, entity or otherwise control such corporation or entity, and, except as otherwise expressly indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

                  "Voting Stock" means any equity security entitling the holder of such security to vote at meetings of shareholders except an equity security which entitles the holder of such security to vote only upon the occurrence of some contingency, unless that contingency shall have occurred and be continuing.

                  "Warrants" has the meaning ascribed thereto in Section 1.1.

                  Section 7.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP, except in the case of unaudited financial statements which are subject to year-end audit adjustments and the absence of footnotes.

                  Section 8.  EVENTS OF DEFAULT; REMEDIES.

                  Section 8.1. Events of Default Defined; Acceleration of Maturity. If any of the following events ("Events of Default") shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise):

                  (a) The Company shall fail to pay any installment of principal of or interest on the Notes when due and any such failure shall not be cured by full performance thereof within ten (10) days after written notice thereof shall have been given to the Company by any registered Holder; or







                  (b) The Company shall default in the performance of any covenant contained in Article 5 and any such failure shall not be cured by full performance thereof within ten (10) days after written notice thereof shall have been given to the Company by any Holder; or

                  (c) Any representation or warranty made by the Company in this Agreement or by the Company (or any officers of the Company) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

                  (d) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or a Note on its part to be performed or observed and any such failure shall not be cured by full performance thereof within ten (20) days after written notice thereof shall have been given to the Company by any Holder; or

                  (e) The Company shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) file an answer or other pleading omitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under such Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iv) suffer the entry an order for relief in any involuntary case commenced under said Title 11;
         (v) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) suffer the entry of an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (D) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian or all or a substantial part of its property; or

                  (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against the property of the Company in an aggregate amount which exceeds $2,500,000 and such judgment, writ, or similar process shall not be released, vacated or fully bonded or stayed pending appeal within sixty (60) days after its issue or levy.

Upon the occurrence of any Event of Default, and in any such event, Purchaser or any other Holder of any Note may, by notice to the Company, declare the entire unpaid principal amount of such Note, all interest accrued and unpaid thereon and all other amounts payable to such holder under such Note or this Agreement to be forthwith due and payable, whereupon such Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company with respect to itself and its Subsidiaries.

                  Section 8.2. Annulment of Defaults. If at any time after the principal of any Note shall have become due and payable, and before any judgment or decree for the payment of the moneys so due shall have been entered, all arrears of interest upon such Note and all other sums payable to the Holder of such Note under this Agreement (except the principal amount which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the Holder of such Note, by written instrument filed with the Company, may rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any other or subsequent default or Event of Default or impair any right of the Holders of any other Note consequent thereon.

                  Section 8.3. Suits for Enforcement. If any Event of Default shall have occurred and be continuing, any Holder may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or such Holder may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of such Holder.








                  The Company covenants that, if it shall default in the making of any payment due under any Note or in the performance or observance of any agreement contained in this Agreement, it shall pay to any Holder such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such Holder's rights, including reasonable counsel fees and costs and expenses incurred in connection with any restructuring, refinancing, workout, bankruptcy or other similar transaction or proceeding. The obligations set forth in this paragraph shall survive the payment in full of the Notes.

                  Section 8.4. Remedies Cumulative. No remedy herein conferred upon any Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  Section 8.5. Remedies Not Waived. No course of dealing between the Company and the Holders and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any rights of any Holder.

                  Section 9. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Company shall keep at its principal executive office a register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it shall provide for the registration and transfer of the Notes.

                  The Notes may not be sold, transferred, pledged or hypothecated unless the proposed transaction does not require registration or qualification under federal or state securities laws or unless the proposed transaction is registered or qualified as required.

                  The holder of any of the Notes may, at such holder's option, surrender the same for transfer or exchange either at the principal executive office of the Company or at the place of payment named in such Note, accompanied in the case of a transfer or assignment by a written instrument of transfer or assignment in form satisfactory to the Company duly executed by the registered holder thereof or by such holder's attorney duly authorized in writing. In case any holder shall so request the transfer, assignment or exchange of any Note, the Company at its expense shall execute and deliver in exchange therefor one or more new Notes, as may be requested by such holder, in the same denomination or denominations as the Notes or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange.

                  The Company and any agent of the Company may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and premium (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

                  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, upon surrender and cancellation of such Note or receipt of such indemnity, the Company shall make and deliver in lieu of such Note a new Note in the same denomination and, in the case of a Note, dated as of the date to which interest has been paid thereon.

                  Notwithstanding the foregoing provisions of this Section, if any Note of which any Purchaser or any other institutional Holder is the owner is lost, stolen or destroyed, then the affidavit of such Purchaser or such Holder's Treasurer or Assistant Treasurer (or other responsible official), setting forth the name of the owner of such Note and the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by the Company of a new Note in lieu of such Note (or as a condition to the payment thereof, if due and payable) other than a Purchaser's or such Holder's written agreement to indemnify the Company.

                  Section 10. HOME OFFICE PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, so long as any Purchaser or any nominee designated by such Purchaser shall be a Holder of any Notes, the Company shall punctually pay all amounts which become due and payable on such Note to such Purchaser at such Purchaser's address set forth on its signature page hereto, and in the manner set forth in the Notes, or at such other place and in such other manner as such Purchaser may designate by notice to the Company, without presentation or surrender of such Note. Each Purchaser agrees that prior to the sale, assignment, transfer or other disposition of any such Note, such Purchaser shall make notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Company agrees to enter into an agreement similar to that contained in this Section with any other institutional investor (or nominee thereof) who shall hold any of the Notes.

                  Section 11. TAXES. The Company shall pay all taxes (including interest and penalties), other than taxes imposed on the income of the Holders, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery of any of the Notes or of any amendment of, or waiver or consent under or with respect to, this Agreement or any of the Notes and shall save each Purchaser and all subsequent Holders of the Notes harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive the payment of the Notes and the exercise of the Warrants.

                  Section 12.  MISCELLANEOUS.

                  Section 12.1. Indemnification. The Company hereby agrees to indemnify, exonerate and hold Purchaser and each of its partners and affiliates, and their stockholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities and damages, investigations or proceedings instituted by any governmental agency or any other Person, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements, incurred by the indemnitee or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale by the Company of any securities hereunder, or (b) the execution, delivery, performance or enforcement of this Agreement or any instrument contemplated hereby by any of the indemnitees, except in each such case to the extent any such indemnified liabilities arise on account of such indemnitee's gross negligence, willful misconduct or bad faith.

                  Section 12.2. Expenses. The Company and Purchaser each agree to pay all their own costs and expenses in connection with the preparation, execution and delivery of this Agreement, the Note and other instruments and documents to be delivered hereunder.

                  Section 12.3. Amendments, Waiver and Consents. No amendment, modification or addition to this Agreement, and no waiver of or consent to noncompliance with any covenant or other provision of this Agreement, or the Note shall be effective unless in writing and duly executed by the party against whom enforcement of such amendment, modification, addition, waiver or consent is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 12.4. Reliance on and Survival of Representations. All agreements, representations and warranties of the Company contained in this Agreement and in any certificates or other instruments delivered pursuant to this Agreement shall (i) be deemed to be material and to have been relied upon by the Purchasers, notwithstanding any investigation heretofore or hereafter made by any Purchaser or on such Purchaser's behalf, and (ii) survive the execution and delivery of this Agreement and the Notes, and shall continue in effect so long as any Note is outstanding and thereafter as provided in Sections 8.3, 11 and 12.2.

                  Section 12.5. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, each of the Purchasers, and the Purchasers' respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each Person who shall from time to time be a Holder of any of the Notes. The Company may not assign its rights under this Agreement.

                  Section 12.6. Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, addressed:










                  (a)  If to the Company:

                                    The Right Start, Inc.
                                    5334 Sterling Center Drive
                                    Westlake Village, CA 91361
                                    Attention:  President
                                    Facsimile:  (818) 707-7132

                           with a copy to:

                                    Milbank, Tweed, Hadley & McCloy
                                    601 S. Figueroa, 30th Floor
                                    Los Angeles, CA 90017
                                    Attention:  Kenneth J. Baronsky, Esq.
                                    Facsimile:  (213) 629-5063

                  (b) If to the Holders, at the addresses set forth on the signature page (in the case of the original Holder) and as may be designated by notice to the Company.

                  Any such notice or communication shall be deemed to have been duly given when delivered, telecopied or mailed as aforesaid.

                  Section 12.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  Section 12.8. Governing Law. This Agreement and the Notes and (unless otherwise provided) all amendments, supplements, waivers and consents relating hereto or thereto shall be governed by and construed in accordance with the laws of the State of Delaware.

                  Section 12.9. Waiver of Jury Trial. EACH PURCHASER, EACH HOLDER, BY ITS ACCEPTANCE OF ANY OF THE NOTES, AND THE COMPANY, EACH HEREBY AGREE TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER AGREEMENTS RELATING TO THE NOTES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Purchasers and the Company each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each shall continue to rely on the waiver in their related future dealings. The Purchasers and the Company further represent and warrant that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE NOTES, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 15.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No persons guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  [Remainder of page intentionally left blank]








         Each Purchaser is requested to sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement between such Purchaser and the Company.

                                            Very truly yours,


                                            THE RIGHT START, INC.




                                            By: /s/ Jerry R. Welch
                                               ---------------------------------
                                                Jerry R. Welch
                                                Chief Executive Officer













The foregoing Agreement is hereby accepted as of the date first above written:



                              ARTHUR E. HALL, as Trustee for the A. E. Hall & Company Money Purchase Plan

                              By: /s/ Arthur E. Hall
                                    ----------------------------------
                                      Arthur E. Hall

                              Address for Notices and Payments:

                              ----------------------------------

                              -----------------------------------
                              Attention: Arthur E. Hall
                              Telephone: ( ) _________________
                              Telecopy: ( ) _________________


                              With a copy to:

                              -----------------------------------

                              -----------------------------------
                              Attention:
                              Telephone:  (   ) _________________
                              Telecopy:   (   ) _________________








The foregoing Agreement is hereby accepted as of the date first above written:



                        CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.


                        By: /s/ David L. Warnock
                           ----------------------------------------
                            Name:
                            Title:


                        Address for Notices and Payments:

                        1 South Street, Suite 2150
                        Baltimore, MD 21202
                        Attention:  David Warnock
                        Telephone: (410) 895-3800
                        Telecopy: (410) 895-3805

                        With a copy to:

                        Wilmer, Cutler & Pickering
                        2445 M Street, NW
                        Washington, DC  20037
                        Attention:  Gerry Cater, Esq.
                        Telephone:  (410) 986-2800
                        Telecopy:   (410) 986-2828








The foregoing Agreement is hereby accepted as of the date first above written:



                                            ARBCO Associates, L.P.


                                            By: /s/ Robert V. Sinnott
                                               -----------------------------
                                            Address for Notices and Payments:
                                            1800 Avenue of the Stars, 2nd Floor
                                            Los Angeles, CA  90067
                                            Attention:  Ric Kayne
                                            Telephone: (310) 556-2721
                                            Telecopy: (310) _________________






The foregoing Agreement is hereby accepted as of the date first above written:



                                            FRED KAYNE, an individual


                                            /s/ Fred Kayne
                                            ---------------------------------


                                            Address for Notices and Payments:

                                            1800 Avenue of the Stars
                                            Suite 1112
                                            Los Angeles, CA  90067
                                            Attention:  Fred Kayne
                                            Telephone:  (310) 551-0322
                                            Telecopy:   (310) 551-3077


                                            With a copy to:
                                            ------------------------------------

                                             -----------------------------------
                                            Attention:
                                            Telephone:  (   ) _________________
                                            Telecopy:   (   ) _________________










the foregoing Agreement is hereby accepted as of the date first above written:


                                KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, L.P.


                                By: /s/ Robert V. Sinnott
                                   ----------------------------------


                                Address for Notices and Payments:

                               1800 Avenue of the Stars, 2nd Floor
                               Los Angeles, CA  90067
                               Attention:  Ric Kayne
                               Telephone: (310) 556-2721
                               Telecopy: (310) _________________













The foregoing Agreement is hereby accepted as of the date first above written:



                              KAYNE ANDERSON OFFSHORE LIMITED


                              By: /s/ CFS Company Ltd



                              Address for Notices and Payments:
                              1800 Avenue of the Stars, 2nd Floor
                              Los Angeles, CA  90067
                              Attention:  Rick Kayne
                              Telephone: (310) 556-2721
                              Telecopy: (310) _________________

















The foregoing Agreement is hereby accepted as of the date first above written:



                         OFFENSE GROUP ASSOCIATES, L.P.


                         By: /s/ Robert V. Sinnott
                             -------------------------------


                        Address for Notices and Payments:
                        1800 Avenue of the Stars, 2nd Floor
                        Los Angeles, CA  90067
                        Attention:  Rick Kayne
                        Telephone: (310) 556-2721
                        Telecopy: (310) _________________









The foregoing Agreement is hereby accepted as of the date first above written:



                          OPPORTUNITY ASSOCIATES, L.P.


                          By: /s/ Robert V. Sinnott
                             ----------------------------------


                          Address for Notices and Payments:
                          1800 Avenue of the Stars, 2nd Floor
                          Los Angeles, CA  90067
                          Attention:  Rick Kayne
                          Telephone: (310) 556-2721
                          Telecopy: (310) _________________












The foregoing Agreement is hereby accepted as of the date first above written:



                           STRATEGIC ASSOCIATES, L.P.



                           By: /s/ David L. Warnock
                              -----------------------------------


                           Address for Notices and Payments:
                           1 South Street, Suite 2150
                           Baltimore, MD  21202
                           Attention:  David Warnock
                           Telephone: (410) 895-3800
                           Telecopy: (410) 895-3805


                           With a copy to:

                           Wilmer, Cutler & Pickering
                           100 Light Street
                           Baltimore, MD  21202
                           Attention:  Gerry Cater, Esq.
                           Telephone:  (410) 986-2800
                           Telecopy:   (410) 986-2828











The foregoing Agreement is hereby accepted as of the date first above written:



                                MICHAEL B. TARGOFF

                                /s/ Michael B. Targoff
                                 -----------------------------------


                                Address for Notices and Payments:

                                ----------------------------------

                                -----------------------------------
                                Attention: Michael Targoff
                                Telephone: (212) _________________
                                Telecopy: (212) _________________


                                With a copy to:

                                -----------------------------------

                                -----------------------------------
                                Attention:
                                Telephone:  (   ) _________________
                                Telecopy:   (   ) _________________















The foregoing Agreement is hereby accepted as of the date first above written:


                         THE TRAVELERS INDEMNITY COMPANY


                          By: /s/ David A. Tyson
                             -----------------------------------


                        Address for Notices and Payments:

                        388 Greenwich Street, 36th Floor
                        New York, NY  10013
                        Attention:  Harvey Eisen
                        Telephone: (212) _________________
                        Telecopy: (212) _________________


                        With a copy to:

                        -----------------------------------

                        -----------------------------------
                        Attention:
                        Telephone:  (   ) _________________
                        Telecopy:   (   ) _________________














                                   SCHEDULE I

                                                                  Amount of
Purchasers                                                     Notes Purchased

ARBCO Associates, L.P.                                            $150,000.00

Arthur E. Hall, as Trustee for the A.E. Hall &
 Company Money Purchase Plan                                       200,000.00

Cahill, Warnock Strategic Partners Fund, L.P.                      948,000.00

Fred Kayne                                                         250,000.00

Kayne Anderson Non-Traditional Investments, L.P.                   150,000.00

Kayne Anderson Offshore Limited                                    225,000.00

Offense Group Associates, L.P.                                     400,000.00

Opportunity Associates, L.P.                                       275,000.00

Strategic Associates, L.P.                                          52,000.00

Michael Targoff                                                    150,000.00

The Travelers Indemnity Company                                    200,000.00
                                                                -------------

                                                 TOTAL:         $3,000,000.00
                                                                =============